Exhibit 99.2

Independent Accountants’ Report

Bank One, Delaware, National Association
Wells Fargo Bank Minnesota, National Association
Wilmington Trust Company

We have examined the accompanying management’s assertion that Bank One, Delaware, National Association (the “Servicer”) maintained effective internal control over the servicing of consumer credit card receivables in the Bank One Issuance Trust (the “Trust”) in accordance with the Transfer and Servicing Agreement dated May 1, 2002, as amended (the “Agreement”), by and between the Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee (the “Trustee”), based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control – Integrated Framework (the “Criteria”) during the period May 1, 2002 through December 31, 2002. Such criteria for testing management’s assertion included controls related to the following:

•          review and approval of the Agreement and related amendments in accordance with the Agreement.

•          segregation of Trust loans to indicate appropriate ownership.

•          timely compliance with the Agreement when either specifics with respect to a transaction or other issues or concerns are identified.

•          review and approval of new additions to the Trust in accordance with the Agreement.

•          changes with respect to the status of an account are made by authorized personnel in accordance with the Agreement.

•          distribution of payments to investors in accordance with the Agreement.

•          monitoring of triggers and events of default in accordance with the Agreement.

•          the accuracy and completeness of the Monthly Servicer’s Certificates in accordance with the Agreement.

•          daily account activity is reflected in the Trust in accordance with the Agreement.

•          review and approval of the Monthly Servicer’s Certificates in accordance with the Agreement.

Management is responsible for the assertion. Our responsibility is to express an opinion on management’s assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management’s assertion referred to above is fairly stated, in all material respects, based on the Criteria.

March 10, 2003

ASSERTION BY BANK ONE, DELAWARE, NATIONAL ASSOCIATION

The management of Bank One, Delaware, National Association (the “Servicer”) is responsible for maintaining effective internal control over the loan servicing for consumer credit card receivables in the Bank One Issuance Trust in accordance with the Transfer and Servicing Agreement dated May 1, 2002, as amended (the “Agreement”) by and between the Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee, including ensuring adequate controls are in place to ensure:

•          review and approval of the Agreement and related amendments in accordance with the Agreement.

•          segregation of Trust loans such to indicate appropriate ownership.

•          timely compliance with the Agreement when either specifics with respect to a transaction or other issues or concerns are identified.

•          review and approval of new additions to the Trust in accordance with the Agreement.

•          changes with respect to the status of an account are made by authorized personnel in accordance with the Agreement.

•          distribution of payments to investors in accordance with the Agreement.

•          monitoring of triggers and events of default in accordance with the Agreement.

•          the Monthly Servicer’s Certificates contain accurate and complete information in accordance with the Agreement.

•          daily account activity is reflected in the Trust in accordance with the Agreement.

•         review and approval of the Monthly Servicer’s Certificates in accordance with the Agreement.

Management has performed an evaluation of the control environment and based on this evaluation, management believes that the Servicer maintained effective internal control over the loan servicing for consumer credit card receivables in the Bank One Issuance Trust during the period May 1, 2002 through December 31, 2002, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control - Integrated Framework.

/s/ MICHAEL LOONEY

Michael Looney Executive Vice President - Operations

/s/ JEFFREY T. RIGG	/s/ MICHAEL J. GRUBB

Jeffrey T. Rigg Senior Vice President and Controller	Michael J. Grubb First Vice President

Independent Accountants’ Report

Bank One, Delaware, National Association
Wells Fargo Bank Minnesota, National Association
Wilmington Trust Company

We have examined the accompanying management’s assertion, that Bank One, Delaware, National Association (the “Servicer”), complied with the requirements of Sections 2.12, 2.13, 2.15, 3.01, 3.05, 3.06, 3.07(a), 4.01, 4.04, 4.05, 4.06 of the Transfer and Servicing Agreement dated as of May 1, 2002, as amended (the “Agreement”), Sections 3.2, 3.3, 3.4 and 5.1 (a)(i) of the Asset Pool One Supplement dated as of May 1, 2002 (the “Supplement”), and for the respective Agreement Supplements, noted in Attachment A (the “Supplements”), related to each Tranche of the Bank One Issuance Trust listed, as amended from time to time (together, the “Agreements”) between the Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Trustee”) of the Bank One Issuance Trust, during the eight months ended December 31, 2002. Management is responsible for the Servicer’s compliance with those requirements. Our responsibility is to express an opinion on management’s assertion about the Servicer’s compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer’s compliance with specified requirements.

In performing this examination, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 4.06(a) of the Agreement, our assessment does not extend to these aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

In our opinion, management’s assertion that the Servicer complied with the aforementioned requirements during the eight months ended December 31, 2002 is fairly stated, in all material respects.

March 10, 2003

Attachment A

Agreement Supplements

Bank One Issuance Trust Tranches	Date	Compliance Period

Class A(2002-1)Notes	05/22/02	05/22/02 to 12/31/02
Class A(2002-2)Notes	05/30/02	05/30/02 to 12/31/02
Class A(2002-3)Notes	09/17/02	09/17/02 to 12/31/02
Class A(2002-4)Notes	10/23/02	10/23/02 to 12/31/02
Class A(2002-5)Notes	11/06/02	11/06/02 to 12/31/02
Class A(2002-6)Notes	11/08/02	11/08/02 to 12/31/02
Class B(2002-1)Notes	05/01/02	05/01/02 to 12/31/02
Class B(2002-2)Notes	10/08/02	10/08/02 to 12/31/02
Class B(2002-3)Notes	12/23/02	12/23/02 to 12/31/02
Class C(2002-1)Notes	05/01/02	05/01/02 to 12/31/02
Class C(2002-2)Notes	10/08/02	10/08/02 to 12/31/02
Class C(2003-3)Notes	12/27/02	12/27/02 to 12/31/02

ASSERTION BY BANK ONE, DELAWARE, NATIONAL ASSOCIATION

The management of Bank One, Delaware, National Association (the “Servicer”) is responsible for complying with the requirements of Sections 2.12, 2.13, 2.15, 3.01, 3.05, 3.06, 3.07(a) , 4.01, 4.04, 4.05, 4.06 of the Transfer and Servicing Agreement dated as of May 1, 2002, as amended (the “Agreement”), and Sections 3.2, 3.3, 3.4, and 5.1 (a)(i) of the Asset Pool One Supplement dated as of May 1, 2002 (the “Supplement”), and for the respective Agreement Supplements, noted in Attachment A (the “Supplements”), related to each Tranche of the Bank One Issuance Trust listed, as amended from time to time (together, the “Agreements”) between the Servicer and Wells Fargo Bank Minnesota, National Association (the “Trustee”).

Management has performed an evaluation of the Servicer’s compliance with the Agreements and based on this evaluation management believes that the Servicer has complied with the requirements of the sections of the Agreements referred to above during the eight months ended December 31, 2002.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 4.06(a) of the Agreement, our assessment does not extend to these aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on these compliance aspects.

/s/ MICHAEL LOONEY

Michael Looney Executive Vice President - Operations

/s/ JEFFREY T. RIGG	/s/ MICHAEL J. GRUBB

Jeffrey T. Rigg Senior Vice President and Controller	Michael J. Grubb First Vice President